Exhibit 10.4

DATED                                                             2005

FINANCIAL SECURITY ASSURANCE INC

and

ABACUS CORPORATE TRUSTEE LIMITED

DEFINITIVE TRUST DEED

relating to the

FSA OVERSEAS PENSION PLAN 2006

5 Old Bailey

LONDON

EC4M 7BA

Tel: +44 (0)20 7054 2500

Fax: +44 (0)020 7054 2501

E-Mail: enquiries@mcgrigors.com

Web Site: http://www.mcgrigors.com

458763 v2

THIS DEFINITIVE TRUST DEED is made on                    2005

BETWEEN:

1.             FINANCIAL SECURITY ASSURANCE INC whose registered office is at 31 West 52nd Street, New York NY 10019, United States of America (the “Principal Employer”); and

2.             ABACUS CORPORATE TRUSTEE LIMITED whose registered office is at La Motte Chambers, St Helier, Jersey, Channel Islands, JE1 1BJ (the “Trustees”).

BACKGROUND:

(A)          The Principal Employer has decided to establish, with effect from the date of this deed, a retirement benefits scheme to be known as the FSA Overseas Pensions Plan 2006 (the “Plan”).

(B)           The Plan is to be established under irrevocable trusts and will provide Relevant Benefits for and in respect of Members.

(C)           The Trustees have consented to act as the first trustees of the Plan.

(D)          It is intended that the Plan will be approved by the Jersey tax authorities under Article 131A of the Income Tax (Jersey) Law 1961.

(E)           It is intended that an application will be made for the Plan to be granted Corresponding Acceptance.

(F)           It is a term of the trusts established by this Deed that contributions made to the Plan are subject to the National Insurance provisions of Rule 8.3.

EFFECT OF THIS DEED

1                 DEFINITIONS AND INTERPRETATION

1.1              Words with special meanings start with a capital letter. Those which are not defined in this Trust Deed have the meaning given to them in Rule 1 of the Rules, which also deals with the interpretation of the Trust Deed and the Rules.

2                 TRUSTS OF THE PLAN

2.1              The Principal Employer establishes the Plan under irrevocable trusts on and with effect from the date of this Trust Deed, to provide Relevant Benefits for and in respect of Members.

2.2              The Plan will be governed by the terms of the Trust Deed and the Rules.

2.3              The Principal Employer appoints the Trustees to hold the assets of the Plan on the irrevocable trusts set out in, and the Trustees agree to act as first Trustees of the Plan and to administer and manage the Plan in accordance with, the Trust Deed and the Rules.

2.4              The assets of the Plan from time to time shall consist of assets representing:

(a)              contributions and other sums paid by the Employers or the Members;

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(b)              any transfer payments accepted by the Trustees in accordance with the Trust Deed and Rules from a Retirement Benefits Scheme which provides Relevant Benefits; and

(c)              the interest, dividends and other income of the Plan.

2.5              The assets of the Plan attributable to a Member’s Account shall be held by the Trustees:-

(a)              for the payment of benefits and all other outgoings in respect of that Member in accordance with the Trust Deed and Rules; and

(b)              subject to the National Insurance requirements of Rule 8.3.

3                 EMPLOYERS

3.1              Principal Employer

The Principal Employer agrees to discharge all the duties and obligations imposed on it under the Trust Deed and Rules or by law.

3.2              Replacement of Principal Employer

A corporation or firm may, with the consent of the Trustees and the Principal Employer, agree to replace the Principal Employer for the purposes of the Plan. The replacement will be effected by the corporation or firm executing a deed in which it undertakes to perform the Principal Employer’s obligations under this Trust Deed and the Rules with both the Trustees and the Principal Employer (unless it is in liquidation or has been dissolved). The replacement will take effect from the date specified in that deed and shall have effect as if that corporation or firm had been the Principal Employer referred to in this Trust Deed.

3.3              Participating Employers

An associated company may, with the consent of the Trustees and the Principal Employer, be admitted to participation in the Plan as a Participating Employer. The admission will be effected by the corporation or firm executing a deed with both the Trustees and the Principal Employer to abide by and comply with the Trust Deed and the Rules so far as they relate to it and its employees who become Members. Participation may be on any special terms set out in that deed and will take effect from date specified in that deed.

3.4              Obligations of Employers

In exercising any power or discretion under the Trust Deed and the Rules (including the giving or withholding of consent) the Employers are not acting in a fiduciary capacity and are entitled to act in their own interests.

3.5              Temporary participation

Where it is known that a Participating Employer will terminate its liability to the Plan at a future date the exercise of any powers or discretion by that Employer which affect the benefits of its employees (or ex-employees) who are Members is subject to the prior approval of the Principal Employer.

3.6              Release

The Trustees and Principal Employer may release a Participating Employer from its obligations under the Trust Deed and the Rules if no Members are employed by that

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Employer or if its obligations are assumed by another Employer. Any powers and discretions previously exercisable by that released Employer will, if it is replaced, then vest in the replacement Employer.

4                 INVESTMENT

4.1              General and Specific Powers

In addition to all powers the law gives trustees, but subject always to the overriding restrictions set out in Clause 4.9 below, the Trustees may invest or apply the assets of the Plan as if they were absolutely and beneficially entitled to those assets and may exercise any of the following powers of investment either directly or indirectly:

(a)              to allow cash to remain uninvested and to retain any other assets, in each case for as long as they think fit;

(b)              to sell, exchange, lend or in any way deal with any assets on any terms; and

(c)              either alone or in conjunction with others:

(i)               to acquire (whether immediately or in the future) assets of any nature, situated in any part of the world, whether or not producing income or involving liabilities or transferable by delivery or by other means;

(ii)              to effect and maintain any contract or policy with any Insurance Company; and

(iii)             to place or retain any money on deposit or current account in any currency with any bank, deposit-taking institution or public authority in any part of the world for any period.

4.2              Other arrangements

The Trustees may, subject always to the overriding restrictions set out in Clause 4.9 below, enter into any kind of contract, including, but not limited to:

(a)              investing in units in regulated or unregulated collective investment schemes, such as a mutual fund or unit trust, regardless of whether such scheme is operated or advised by a company connected or associated with the Principal Employer;

(b)              underwriting the issue or purchase of securities;

(c)              lending money or securities subject to Clause 4.9;

(d)              granting, purchasing, disposing of or dealing in options over or by reference to any kind of asset;

(e)              giving guarantees, indemnities, warranties and undertakings binding on the Plan, including giving security;

(f)               borrowing money on any terms, including giving security;

(g)              acquiring, disposing of or dealing in currencies, warrants, futures contracts or contracts for differences; and

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(h)              becoming a partner in a partnership for the collective investment of funds or for other investment purposes.

4.3              Diversification

Subject to any requirements under Section 36 of the Pensions Act 1995 (and any regulations made thereunder) the Trustees shall not be under any obligation to diversify the investments of the Plan and, in particular, may retain any investments, including shares or other securities or other property (including uninvested money) for the time being forming part of the assets of the Plan for so long as the Trustees in their absolute discretion think fit, notwithstanding that the same may comprise the sole investment of the Plan.

4.4              Repairs and Insurance

The Trustees may apply the assets of the Plan in repairing, improving, altering, demolishing, maintaining or developing the assets of the Plan and may insure any asset against any risks and for any amounts.

4.5              Pooling

The Trustees may enter into arrangements for the common investment on a pooled basis of assets comprised in the Plan with assets held on the trusts of other Retirement Benefit Schemes. Those arrangements may confer on the managers of the assets any powers the Trustees may exercise in relation to the assets of the Plan and may include provisions allowing the managers to sub-delegate their powers.

4.6              Investment Managers

The Trustees may appoint a person, partnership or company to be an investment manager for the whole or any part of the assets of the Plan. The Trustees may delegate to the investment manager all or any of their powers of investment.

4.7              Nominees and Custodians

The assets of the Plan will be held in the name of the Trustees or any of them or jointly with some other person or in the name of a nominee and the Trustees may appoint any person as custodian of any assets of the Plan (including records, papers and documents) on any terms.

4.8              Members’ wishes

Although the power of investment is vested solely in the Trustees, the Trustees may in exercising their powers have regard to any wishes made known to them by a Member. The Trustees are not obliged to abide by a Member’s wishes and shall not be liable for any losses which may arise as a result of either abiding by or ignoring such wishes.

4.9              Overriding Restrictions

The Trustees’ powers of investment shall be restricted to preclude the following:

(a)              the making of direct or indirect loans to a Member or any person connected with a Member;

(b)              the purchase, sale or lease of any investment or asset from or to a Member or any person connected with a Member except on full market terms.

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(c)              For the purposes of the restrictions set out above, a person is connected with a Member if that person is one of the following:

(i)               a Spouse of a Member;

(ii)              a Relative of a Member (being brother, sister, ancestor or lineal descendant);

(iii)             the spouse of a Relative of the Member; or

(iv)             the spouse of a Relative of the Member’s spouse.

5                 APPOINTMENT AND REMOVAL OF TRUSTEES

5.1              Appointment and Removal

The Principal Employer may by deed:

(a)              appoint new or additional Trustees of the Plan (without any limit on their number); and

(b)              remove a Trustee of the Plan by giving thirty days notice of its intention to do so (providing there remains at least one continuing Trustee),

in which case the assets of the Plan will vest in the continuing Trustees.

5.2              Retirement

If any Trustee shall at any time desire to retire from the trusts hereof, he may do so by notice in writing signed by him (or in the case of a corporate Trustee, by any of its officers) served on the Principal Employer and co-trustees and, upon expiration of thirty days from the posting or personal delivery of such notice, the Trustee so informing shall cease to be a Trustee hereof to all intents and purposes, except as to acts and deeds necessary for the proper vesting of the assets of the Plan in the continuing or new Trustee or otherwise as the case may be. A Trustee can only retire if there is at least one continuing Trustee or a new Trustee is appointed in place of the retiring Trustee.

5.3              Asset transfer

A Trustee who retires or is removed must promptly execute any deeds and other documents required to transfer the assets of the Plan to the remaining Trustees, save that the retiring Trustee shall be entitled to reasonable security against all liabilities it may incur in respect of that period of office, but only to the extent that the Trustee would be protected by Clause 7.

6                 TRUSTEES’ POWERS

6.1              General

In addition to all powers the law gives trustees, the Trustees may take any action or make any arrangements generally in connection with the administration or management of the Plan which they think fit. In particular, the Trustees may:

(a)              employ any person on any terms;

(b)              obtain advice from, and engage the services of, any person on any terms, so long as the Principal Employer is provided with a copy of any such advice within 5

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working days of receipt (unless providing such a copy would result in the Trustees being in breach of any law, statutory obligation, regulatory provision or code of conduct applicable to the Trustees, or would, in the reasonable opinion of the Trustees, prejudice the commercial or other interests of the Trustees or the Members;

(c)              engage the services of or delegate any powers to an Employer (who will not be liable to account for any profit or other benefit so gained);

(d)              delegate, either generally or for any particular purpose, to any person any or all of the powers, discretions and duties of the Trustees on any terms (including sub-delegation); and

(e)              authorise any person to open and operate bank accounts (including the drawing and endorsing of cheques).

6.2              Insurance

Subject, in the case of a professional trustee, to the consent of the Principal Employer, the Trustees may insure themselves and any officer of a company which is a Trustee against any liabilities incurred in connection with the Plan including liabilities for the acts or omissions of any employee of the Trustees to the same extent they can insure themselves if they were absolute and beneficial owners of the assets of the Plan and insure the Plan against any losses arising from the administration and management of the Plan apart from matters not covered by the exemption in Clause 7.1. The cost of any such insurance may be met out of the assets of the Plan.

7                 PROTECTION OF TRUSTEES

7.1              Exemption and Indemnity

Each Trustee (or an officer or employee of a company which is a Trustee) shall not be responsible, chargeable or liable in any manner whatsoever except for a breach of trust or acts or omissions arising from his negligence, fraud or deliberate or culpable disregard of the interests of the Members.

For the avoidance of doubt, the Trustees’ liability under this Clause 7.1 shall be limited to the value of the assets of the Plan from time to time.

Each Trustee (and any officer or employee of a company which is a Trustee) is entitled to be indemnified out of the assets of the Plan (and has a lien over the assets for such indemnity) against any actions, proceedings, claims, costs and liabilities of any nature arising out of the management or administration of the Plan, except any resulting from a breach of trust or acts or omissions arising from his negligence, fraud or deliberate or culpable disregard of the interests of the Members.

7.2              Statutory Protection

The provisions of this Clause 7 are in addition to any reliefs and indemnities which the Trustees are entitled to by law.

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8                 PROCEEDINGS OF TRUSTEES

8.1              Corporate trustee

Where a company is the sole Trustee it may exercise all the powers and discretions exercisable by the Trustee without holding any meeting if so permitted under the terms of its constitution.

8.2              Trustees’ meetings

Where Clause 8.1 does not apply:-

(a)              The Trustees will decide the manner in which their meetings are held and may elect a chairman of their meetings.

(b)              Unless the Trustees decide otherwise the quorum for meetings will be a majority of the Trustees and decisions may be taken by agreement of a majority of the Trustees present at the meeting.

(c)              A written resolution, notice of which has been given to all Trustees and which is signed by a majority of the Trustees, shall be treated as if it was passed at a duly convened Trustee meeting. The resolution may consist of several copies each signed by one or more of the Trustees.

(d)              The Trustees may delegate any matter for decision by a committee which includes at least two Trustees.

(e)              Minutes will be kept of all decisions made at Trustees’ meetings and at meetings of any committee.

8.3              Minorities

A Trustee who is in the minority on a vote or who does not attend a meeting must promptly execute any deeds and other documents required to implement the decision of the Trustees.

9                 TRUSTEES - FURTHER PROVISIONS

9.1              Interests

The exercise of a power or discretion or discharge of a duty by a Trustee (or an officer of a company which is a Trustee) shall not be invalid on the grounds that he has a direct or indirect interest in it.

9.2              Benefits

A Trustee (or an officer of a company which is a Trustee) or any holding company, subsidiary, associate or affiliate company of the Trustee may:-

(a)              retain for itself any benefit, fees and commissions which it derives from its connection with the Plan; and

(b)              participate in any discussion, count towards the quorum and vote on any resolution which may affect any benefit payable to it from the Plan.

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9.3              Absolute discretion

The exercise of every power or discretion and the making of every determination or decision by the Trustees in relation to the Plan is at their absolute discretion, unless it is expressly restricted by the terms of the Trust Deed or the Rules.

9.4              No duty to act unless adequately protected

The Trustees will not be required to take any proceedings or steps in connection with the Plan which may involve any costs, charges or expenses unless and until suitable provision is made to their satisfaction for the payment of all such costs and expenses.

10               TRUSTEES’ REMUNERATION

The fees of the Trustees (and officers of a company which is a Trustee) shall be met from the assets of the Plan unless and to the extent that the Principal Employer notifies the Trustees that any such fees shall be met by the Employers (in such proportions as the Principal Employer so determines and they are so met). In addition, any firm of which a Trustee is a partner and any corporation in which he is in any way interested is (subject to the consent of the Principal Employer) entitled to be paid all proper charges for business transacted, time spent and acts done in connection with the Plan.

Where the fees of the Trustees are met out of the assets of the Plan, the Trustees shall deduct such amounts as they consider appropriate from each and any Member’s Account in respect of such fees.

11               AMENDMENTS

The Principal Employer may from time to time with the consent of the Trustees alter or replace the Trust Deed or the Rules provided that (a) approval is not prejudiced, and (b) the Plan would not cease to satisfy the Relevant Benefit requirements of Clause 2.1. An alteration or replacement must be made by a deed executed by the Principal Employer and the Trustees and may have retrospective effect. An alteration or replacement may be made even after a termination of the Plan has begun.

12               SPECIAL BENEFITS

12.1            At the request of the Principal Employer, but subject to the payment of any additional contributions the Trustees may require, the Trustees may increase any of the benefits payable under the Plan or pay any benefit otherwise than in accordance with the Trust Deed and Rules.

Special benefits shall not be provided pursuant to this Clause if to do so:-

(a)              would exceed Revenue Limits; or

(b)              would mean that Relevant Benefits are provided for or in respect of a Member before age 50 (except on death or Incapacity).

13               ACTUARIAL INVESTIGATIONS

13.1            Plan Actuary

The Trustees may with the consent of the Principal Employer appoint an individual, company or firm to provide advice on financial questions relating to the funding of the Plan and on the actuarial affairs of the Plan.

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For the avoidance of doubt, any expenses incurred in relation to the appointment of an Actuary or any advice provided by the same shall be met from the assets of the Plan.

13.2            Meaning of Actuary

Any reference in the Trust Deed and Rules to “the Actuary” means any individual, company or firm appointed under Clause 13.1.

13.3            Replacement

Any appointment under this Clause may be revoked by the Trustees at any time.

13.4            Valuations

The Trustees may instruct the Actuary to report on the financial position of the Plan at such dates as the Trustees decide.

In particular, the Trustees may at regular intervals ask the Actuary to review the value of the Member’s Accounts with a view to ensuring that the emerging benefits are not likely to exceed Revenue Limits at Normal Retirement Date. Where necessary, the Actuary will also be asked to advise on the maximum contributions that can be made to the Plan in respect of each Member without exceeding Revenue Limits at Normal Retirement Date.

14               RECORDS AND ACCOUNTS

The Trustees must keep or cause to be kept proper records relating to all Members and other beneficiaries and also proper accounting records in relation to the assets of the Plan which are sufficient to explain the transactions relating to the Plan and to disclose its financial position. In particular the Trustees shall ensure that the records of the Plan are maintained so as to have regard to the National Insurance requirements of Rule 8.3.

15               PLAN EXPENSES AND PROCEEDINGS

15.1            The Trustees may incur any expenses in relation to the administration and management of the Plan (these may include the costs and expenses of others) which shall be met from the assets of the Plan unless and to the extent that the Principal Employer notifies the Trustees that such fees are to be met by the Employers and such fees are so met.

15.2            Where expenses incurred by the Trustees (including those of winding-up and investment) are met out of the assets of the Plan the Trustees may deduct such amounts as they consider appropriate from each and any Member’s Account in respect of such expenses.

15.3            The Trustees have power to reimburse an Employer out of the Plan in respect of any expense of the Plan which has been met by that Employer.

15.4            The Trustees may:-

(a)              start, carry on and defend proceedings relating in any way to the Plan, and

(b)              settle, compromise or submit to arbitration any claim or matter relating in any way to the Plan.

For the avoidance of doubt the leave of court is not required to take any action under this Clause and the costs, charges and expenses incurred by the Trustees in connection with any action taken under this Clause are payable in accordance with the other provisions of this Clause 15.

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16               EMPLOYERS CEASING TO PARTICIPATE

16.1            Events

An Employer will cease to participate in the Plan if:-

(a)              the Employer has given one month’s notice terminating its liability in respect of all of its employees;

(b)              the Employer enters into a liquidation (unless it is a solvent liquidation for the purpose of reconstruction) or is dissolved;

(c)              the Trustees give an Employer which is not a subsidiary of the Principal Employer prior written notice terminating its liability;

(d)              the Principal Employer so determines on the failure of the Employer to remedy any breach of its obligations under the Plan after having received reasonable written notice from the Trustees requiring that breach to be remedied.

(e)              For the purpose of this Clause, the date on which the Employer ceases to participate in the Plan is the “Relevant Date”.

16.2            Leaving Service

Where an Employer ceases to participate in the Plan, every Active Member who is in Service with that Employer will be treated as leaving Service on the Relevant Date for the purposes of the Plan (unless that Member has by then become employed by another Employer).

16.3            Separate fund

With the consent of the Principal Employer the Trustees may, at any time after the Relevant Date, set aside a separate fund within the Plan. The separate fund will apply to:-

(a)              all or any of the Members who were in Service with the Employer immediately before the Relevant Date; and

(b)              if the Trustees decide, all or any Members who left Service before the Relevant Date but who were previously employed by that Employer (or persons entitled to benefits through such Members).

The separate fund will be the value of the aggregate of the Member’s Accounts of all the Members in respect of whom the separate fund is established as determined by the Trustees on the advice of the Actuary. The provisions of Rule 8.3 must apply to any separate fund.

The separate fund may not be administered in a way that is inconsistent with Corresponding Acceptance.

16.4            Applying the separate fund

Having established such a separate fund the Trustees may:-

(a)              administer it as a separate fund;

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(b)              use it to make bulk transfer payments in respect of the people referred to in Clause 16.3; or

(c)              apply the separate fund in accordance with Clauses 18, 19 and 20 on the basis that the Identified Persons are the people referred to in Clause 16.3.

16.5            Transfer of powers

If a Participating Employer ceases to participate in the Plan any powers and discretions vested in that Employer will from the Relevant Date (or the date determined in accordance with Clause 3.5 if earlier) be transferred to the Principal Employer.

17               TRANSFERS

17.1            Bulk transfers out

The Trustees may at the request of the Principal Employer transfer the whole or any part of the assets of the Plan (after deducting any costs, expenses or taxes recoverable from those assets) to other Retirement Benefits Schemes. The transfer will be in accordance with Rule 11 (transfers out). The transfer may be subject to such terms or conditions as the Trustees may decide and must include a requirement on the receiving Trustees to operate provisions which are similar to those in Rule 8.3.

17.2            Transfers in

With the agreement of the Principal Employer, the Trustees may accept a transfer payment from any other Retirement Benefits Scheme or arrangement on such terms as the Trustees decide. If such a transfer is received the Trustees will, in the case of an existing Member, credit the Member’s Account with such amount as they consider appropriate in respect of the transfer received or otherwise admit any person to whom the transfer relates as a Member on such terms and grant such benefits for and in respect of that person as the Trustees determine.

18               TERMINATION

18.1            Termination Events

The liability of all Employers to contribute to the Plan shall be terminated and the Plan shall be wound-up:-

(a)              if the Principal Employer gives one month’s notice to the Trustees terminating its liability in respect of all of its employees;

(b)              on the date the Principal Employer enters into liquidation (apart from a solvent liquidation for the purpose of reconstruction) or is dissolved, unless the Principal Employer is replaced in accordance with Clause 3.2;

(c)              where the Principal Employer fails to remedy any breach of its obligations under the Plan after having received reasonable written notice from the Trustees of that breach;

(d)              if it appears to the Trustees that the Plan is insolvent or if they receive Actuarial advice to that effect and the Trustees thereupon decide to wind up the Plan; or

(e)              on the expiration of the Perpetuity Period.

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The Termination Date is the date on which the Plan starts to be wound-up.

18.2            Accrued payments

The termination of liability under this Clause does not release the Employers from any liability to pay any amounts due to the Trustees (by way of contributions or otherwise) for the period up to the Termination Date.

18.3            Identified Persons

The Trustees shall take all reasonable steps, within a reasonable timescale, to identify all Members alive at the Termination Date and all persons who are entitled to benefits in respect of Members who died before the Termination Date (“the Identified Persons”).

18.4            Notification

The Trustees shall notify the Identified Persons of the winding-up as soon as reasonably practicable after the Termination Date.

18.5            Postponement

If Sub-Clauses (a) to (c) of Clause 18.1 apply, the Trustees may with the consent of the Principal Employer (unless it is in liquidation or has ceased to exist, when consent will not be required) defer winding-up the Plan and operate it as a closed scheme until the end of the Perpetuity Period or if earlier, the date on which the Trustees resolve to wind up the Plan and for which purposes they will have the benefit of such trusts, powers and provisions of the Plan as they consider requisite or desirable in order to facilitate the continued operation of the Plan as a closed scheme. Benefits shall be calculated on the basis that all Members who were in Service immediately before the Termination Date ceased to be in Service on that date. Where the Principal Employer is in liquidation or has ceased to exist all powers and discretions of the Employers including the power of amendment in Clause 11 shall be exercisable by the Trustees so long as those powers are not exercised so as to increase any liability owed by the Employers.

19               APPLYING THE ASSETS OF THE PLAN

19.1            Expenses and unpaid benefits

On the termination of the Plan, the Trustees must first pay from the assets of the Plan:-

(a)              all expenses and liabilities incurred in the administration and management of the Plan or to be incurred in connection with its termination including for the avoidance of doubt, any sums owing to the Trustees by way of remuneration or reimbursement of expenses;

(b)              any taxes for which the Trustees are liable;

(c)              any benefit which became due before the Termination Date that was unpaid at that date,

The Trustees must also reserve an amount to meet their obligations under Rule 8.3, assuming all benefits will be subject to National Insurance.

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For the purposes of this clause the Trustees may reduce the value of any Member’s Account in such manner as they consider equitable in order to meet such expenses and liabilities

19.2            Member’s Accounts

The remainder of the assets of the Plan shall, subject to Rule 8.3, be used to provide benefits for and in respect of each Member by applying that part of the assets of the Plan which is equal in value to his Member’s Account. If the assets of the Plan exceed the value of all Members’ Accounts, the Trustees shall apply the whole of the excess assets to increase the value of the Members’ Accounts in such proportions as the Trustees think fit.

19.3            Bulk transfers

The Trustees may make a bulk transfer payment of some or all of the assets of the Plan in accordance with Clause 17.1.

20               SECURING BENEFITS

The Trustees will decide how the benefits referred to in Clause 19 are to be provided and may:-

(a)              make individual transfer payments in accordance with the Rules;

(b)              make payment of benefits from the Plan to the beneficiary entitled;

(c)              purchase immediate, deferred or contingent annuities from an Insurance Company and deal with any such policies already held by the Trustees; and

(d)              until the winding-up is complete, pay benefits from the Plan.

Benefits may not be secured in a way which would prejudice the Corresponding Acceptance of the Plan.

Provided that the Trustees shall ensure that any such arrangement includes provisions which are similar to those of Rule 8.3.

21               GOVERNING LAW

This Deed is governed by, and shall be construed in accordance with, the laws of England.

22               COUNTERPARTS

This Deed may be executed in any number of counterparts, each of which when so executed and delivered shall be an original but which together shall constitute one and the same instrument.

IN WITNESS of which this deed has been executed and delivered on the date which appears first on page one.

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EXECUTED and DELIVERED as a DEED	)
by FINANCIAL SECURITY ASSURANCE INC	)
acting through	)

Director

Director/Secretary

EXECUTED and DELIVERED as a DEED	)
under the common seal of ABACUS CORPORATE	)
TRUSTEE LIMITED acting through	)

Authorised Signatory

Authorised Signatory

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SCHEDULE

THE RULES

1                 DEFINITIONS AND INTERPRETATION

1.1              Definitions

In the Trust Deed and the Rules the following expressions have the following meanings:

“Active Member”	An employee of an Employer who has been admitted to membership of the Plan in accordance with Rule 2 until the earlier of his opting out of membership, leaving Service, retirement or death.

“Actuary”	Has the meaning set out in Clause 13 of the Trust Deed.

“Child”	A Member’s legitimate, legitimated or adopted child who is under age 18 or in full time education and below age 25.

The Trustees may, if the Principal Employer agrees, include as a Child any person treated by the Member as a child but not otherwise included in this definition.

“Corresponding Acceptance”	Acceptance of the Plan by HMRC for the purposes of authorising corresponding relief under section 390 of ITEPA.

“Death Beneficiaries”

Any of:

(a)           The descendants of the Member’s grandparents;

(b)           The spouses of such descendants;

(c)           Any Dependant of the Member;

any other person nominated by the Member in writing to the Trustees as one of the Death Beneficiaries,

and for this purpose a “descendant” of a person includes an adopted person, an illegitimate child, a stepchild and any person who in the opinion of the Trustees has been treated as a child of the first person.

“Dependant”

Any person who, immediately before a Member’s death, was in the Trustees’ opinion completely or partly maintained by him including a case of financial interdependence between the Member and any person. A Child of a Member of whatever age shall be a Dependant.

“Employers”

The Principal Employer and the Participating Employers. In relation to any employee or former employee or person claiming through him, “Employer” means the Employer by which, at the relevant time, he is or was last employed.

“Final Remuneration”

The higher of either (a) or (b) below:-

(a)   The yearly average of the Member’s Pensionable Salary for any 3 or more consecutive years (or such shorter period of Service) ending not earlier than 10 years before the Relevant Date (being the date of death, retirement or leaving service (whichever is earlier)).

(b)   The aggregate of basic pay for any one of the 5 years preceding the Relevant Date plus the yearly average, over 3 or more consecutive years ending with the Relevant Date, of any fluctuating emoluments.

In any case where any 12 month period used for the purposes of the above is not the 12 months ending on the Relevant Date, Pensionable Salary, basic pay and fluctuating emoluments for that period can be increased in proportion to any increase in a published government index of consumer prices appropriate to the currency in which Pensionable Salary is denominated – such increase to be calculated from the last day of the 12 month period in question up to the Relevant Date. The Principal Employer shall notify the Trustees of the Final Remuneration of the Member.

“HMRC”	Her Majesty’s Revenue and Customs in the United Kingdom

“ITEPA”	The Income Tax (Earnings and Pensions) Act 2003.

“ICTA”	The Income and Corporation Taxes Act 1988.

“Incapacity”	Physical or mental deterioration of a Member such that in the opinion of the Trustees he cannot carry on the employment which has given rise to his membership of the Plan or such that the

Member’s earning capacity is seriously impaired.

“Insurance Company”	An insurance company which is authorised to carry on long-term insurance business in the jurisdiction in which it operates.

“Member”	An Active Member and any person who was formerly an Active Member for as long as benefits are or may become payable to or in respect of him from the Plan.

“Member’s Account”	The account established under the Plan by the Trustees for a Member in accordance with Rule 4.

“Normal Retirement Date”	The date on which the Member reaches age 60 or such other date as the Employer and Member agree which shall not be lower than age 60 unless specifically agreed with HMRC.

“Participating Employer”	Any corporation or firm (except the Principal Employer) participating in the Plan.

“Pensionable Salary”

All earnings of a Member received from an Employer. Pensionable Salary shall not include any amounts which arise from the acquisition or disposal of shares or any interest in shares or from a right to acquire shares or anything in respect of which tax is chargeable under section 722 and Schedule 6 of ITEPA (payments in connection with termination of employment).

“Perpetuity Period”	The period of 80 years commencing with the date of the Trust Deed (which shall be the perpetuity period for the purposes of the Trust Deed and Rules).

“Relevant Benefits”

Any pension, lump sum, gratuity or other like benefit given or to be given on retirement or on death, or by virtue of a pension sharing order or provision, or in anticipation of retirement, or, in connection with past service, after retirement or death, or to be given on or in anticipation of or in connection with any change in the nature of the service of the employee in question, except that it does not include any benefit which is to be afforded solely by reason of the disablement by accident of a person occurring during his service or of his death by accident so occurring and for no other reason.

“Retirement Benefits Scheme”	Means a scheme, plan or arrangement for the provision of benefits consisting of or including Relevant Benefits.

“Revenue Limits”

The limits referred to in Rule 15 which shall apply if Corresponding Acceptance has been granted or such higher amounts as will not prejudice Corresponding Acceptance or migrant member relief under the Finance Act 2004.

“Rules”	These Rules as altered from time to time.

“Service”

Employment with an Employer or any other employer within the same group as the Principal Employer. If a Member transfers from one Employer (or other employer within the same Group) to another his Service is regarded as continuous. If a transfer payment is received from another retirement benefits scheme in respect of a Member, the Trustees may treat service under the transferring scheme as part of the Member’s Service.

“Spouse”

A Member’s lawful widow or widower who, at the date of his death, in the Trustees’ opinion is either living with him or financially dependent upon him to a substantial extent.

In any case where a Member has more than one spouse, the Trustees shall decide who is the “Spouse” for the purposes of the Plan.

“Tax Liability”

The amount of all taxes and/or social security contributions including primary national insurance contributions or any other contribution which are the liability of a beneficiary and which any Employer (or any member of the same group of companies as the Principal Employer) is required to, or may, account or pay for and on behalf of that beneficiary (wherever the tax or liability arises). For the avoidance of doubt, any charges payable under Schedule 34 of the Finance Act 2004 shall be Tax Liabilities.

“Termination Date”	Has the meaning set out in Clause 18.1 of the Trust Deed.

“Trustees”	The trustees for the time being of the Plan.

Interpretation

1.2              References to an Act include Regulations made under that Act; a reference to legislation includes any modification or re-enactment for the time being in force.

1.3              The headings do not affect the meaning of the Trust Deed or the Rules.

1.4              Where the context requires words which refer to one gender refer also to the other gender (except in the case of widow or widower) and words which refer to the singular refer also to the plural and vice versa.

1.5              Any reference to benefits which are payable for a Member shall include any benefits payable to survivors in respect of that Member.

2                 MEMBERSHIP

2.1              Eligibility

An employee of an Employer is eligible to become an Active Member if he is invited by his Employer to join the Plan. Such an employee will become an Active Member by completing any application forms (agreeing to be bound by the Trust Deed and Rules) and providing such information as the Trustees may require.

Every person becoming an Active Member shall at that time and at all times thereafter during membership provide such information, documents and evidence as the Trustees may require.

2.2              Opting-out and Rejoining

An Active Member can opt out of Active Membership by giving the Trustees one month’s written notice at any time. A Member who has opted out shall be treated for the purposes of the Plan as having left Service and may only rejoin the Plan as an Active Member if both the Principal Employer and the Trustees agree.

2.3              Membership of other Arrangements

A Member shall not, whilst an Active Member of the Plan, participate as an active member of any exempt approved retirement benefits scheme (approved under Chapter 1 of Part XIV of ICTA) or contribute to any UK personal pension plan (approved under Chapter IV of Part XIV of ICTA).

The restrictions in this Rule 2.3 do not prevent an Active Member from participating:-

(a)              as a member of an approved scheme that only provides death benefits in respect of the Member; or

(b)              in an appropriate personal pension plan but only for the purpose of contracting out of the State Second Pension.

3                 CONTRIBUTIONS

3.1              Member’s Contributions

Members will pay contributions to the Plan at the rate (if any) specified from time to time by their Employer. A Member may also, with the consent of the Trustees, pay additional voluntary contributions to the Plan.

Voluntary contributions shall not exceed 15% of Pensionable Salary (which shall be limited to the permitted maximum as defined in Section 590C ICTA) in any UK tax year or such higher amount as will not prejudice Corresponding Acceptance or migrant member relief under the Finance Act 2004 (as the case may be) or (if lower) the amount determined by the Trustees after having consulted with the Actuary.

3.2              Employer’s Contributions

Each Employer may contribute to the Plan in respect of each of its employees who is an Active Member at the rates notified to the Member on such basis as may be agreed with the Member.

The rate of Employer contributions may differ for each Member and will be notified to the Trustees by the Employer. An Employer’s contributions for a Member will be reduced if necessary so as not to exceed Revenue Limits.

All contributions paid by an Employer (including additional contributions under Rule 3.4) shall be on the basis that the Trustees are required to operate National Insurance provisions of Rule 8.3 and the Trustees shall accept such contributions on this basis.

3.3              Method of payment

The Employers’ contributions must be paid by the Employers to the Trustees as agreed with the Trustees and at intervals arranged between the Trustees and the Employers.

3.4              Additional contributions

An Employer may, if the Principal Employer agrees, at any time pay to the Plan contributions additional to those notified to the Member. An additional contribution cannot be paid if it would result in a Member’s benefits exceeding Revenue Limits. The Employer may designate a particular purpose for which such additional contributions are to be applied and may apply restrictions to the use thereof.

3.5              Termination

An Employer may at any time on giving the Trustees notice in writing, terminate its liability to pay contributions to the Plan for all or any of its employees who are Active Members. Any notice of termination is without prejudice to any obligation of the Employer to pay contributions to (or the expenses of) the Plan in respect of any period before the effective date of the notice. The provisions of Clause 16 of the Trust Deed (Employers ceasing to participate) shall apply if the notice relates to all employees of that Employer who are Active Members.

Where such a notice relates to only some of the Members employed by that Employer, those people will cease to be Active Members on the date the notice takes effect, and will be treated as though Rule 6 (Leaving Service Benefits) then applied to them.

4                 MEMBERS’ ACCOUNTS

4.1              Establishment of a Member’s Account

The Trustees will establish an account for each Member on joining the Plan and will keep appropriate records of the Member’s Account from time to time. The Trustees shall at least annually provide details to each Member of the value of the Member’s Account and of the investments which have been credited to that Member’s Account.

4.2              Credit of Funds

The Trustees will credit each Member’s Account with the amount of the contributions made by the Employer in respect of the Member or made by the Member from time to time and with any investment acquired by the Trustees with these contributions and shall also credit to such account any transfer payment received in respect of the Member.

If a Member has died, the Trustees will credit the Member’s Account with any sums received by the Trustees under any policies of insurance effected by the Trustees on the Member’s life.

The Trustees will credit each Member’s Account with such further amounts as they consider appropriate to reflect the income and capital gains accruing to those assets of the Plan which have been credited to the Member’s Account. A credit to a Member’s Account may be negative.

In calculating the amounts to be credited to a Member’s Account, the Trustees may make such deductions as they consider appropriate in respect of the actual or potential tax liabilities or investment or administration expenses of the Trustees or of the Plan to the extent so authorised by the Trust Deed and the Rules.

If a Member dies, the Trustees will credit the Member’s Account with any sums received by the Trustees under any policies of insurance effected by the Trustees on the Member’s life.

4.3              The Trustees shall debit from each Member’s Account any amount required to be debited under Rule 8.3. The amount so debited shall be applied in accordance with Rule 8.3.

4.4              Application of Member’s Account

A Member’s Account will be used to provide Relevant Benefits in the manner and at the times described in these Rules, provided that a Member’s benefits cannot come into payment in the same UK tax year as the Member leaves Service unless the Principal Employer consents. The Principal Employer shall give its consent if the Member (or the beneficiary) makes arrangements which are acceptable to the Principal Employer for the payment of any tax due on benefits.

5                 RETIREMENT BENEFITS

5.1              Retirement at or after Normal Retirement Date

If a Member retires from Service with the Employer at Normal Retirement Date (or such later date as the Member and the Trustees may agree, not exceeding age 75) the Trustees shall apply the Member’s Account to provide Relevant Benefits (for which purpose the Trustees shall take into account any wishes of the Member, but shall not be bound thereby) in one or more of the following forms:-

(a)              a pension payable to the Member from the date of retirement (or such later date as the Member may specify, not exceeding 75); and/or

(b)              a contingent pension (or pensions) payable on the Member’s death to any one or more of his Spouse and Dependants.

The Trustees may at their discretion, and if alive subject to the consent of the Member, determine that all or any pensions payable from the Plan shall instead be commuted for a lump sum (or lump sums) which are payable at such times and on such terms as the Trustees may determine.

If the Member has not before or within six months of his Normal Retirement Date made known to the Trustees any wishes as contemplated by this Rule, the Trustees may arrange for the Relevant Benefits of the Member to be paid or secured in such manner, consistent with the provisions of the Trust Deed and Rules as they consider to be in his best interests.

The Trustees will inform a Member in writing of the Relevant Benefits to be provided for and in respect of him.

5.2              Early Retirement Benefits

If a Member retires from Service before Normal Retirement Date and is either:-

(a)              over age 50; or

(b)              in the opinion of the Trustees, retiring because of Incapacity the Trustees may, if the Member so requests, treat the Member as having retired on his Normal Retirement Date and apply his Member’s Account to provide Relevant Benefits for or in respect of the Member in accordance with Rule 5.1.

6                 LEAVING SERVICE BENEFITS

If a Member leaves Service and does not receive early retirement benefits under Rule 5.2, the Trustees shall apply the Member’s Account at the Member’s Normal Retirement Date to provide Relevant Benefits for or in respect of the Member (as though Rule 5.1 then applied). The Trustees may, with the consent of the Member apply the Member’s Account to provide such Relevant Benefits at an earlier date provided that the Member is either:-

(a)              over age 50; or

(b)              in the opinion of  the Trustees suffering from Incapacity.

The Member may direct the Trustees to postpone paying Relevant Benefits from the Plan until after Normal Retirement Date but benefits must come into payment before the Member’s 75th birthday.

A Member who has left Service and does not receive immediate benefits may, at any time before benefits become payable, request the Trustees to apply his Member’s Account in accordance with Rule 11.

For the avoidance of doubt, benefits shall not be paid to a Member who leaves Service unless he is, at that date, either over age 50, or in the opinion of the Trustees suffering from Incapacity.

7                 PROVISIONS WITH REGARD TO PENSION

7.1              Any pension under the Plan may be paid by the Trustees or secured (at any time) by the purchase of an annuity policy from an Insurance Company which will be purchased:-

(a)              in the name of the Member (or other beneficiary); or

(b)              in the name of the Trustees; or

(c)              in the name of the Trustees and then assigned to the Member (or other beneficiary).

7.2              Any pension under the Plan may be payable on such terms, including as to duration, as the Trustees think fit and may be of a fixed yearly amount or subject to increases linked to the retail prices index or any other index which the Trustees consider appropriate.

7.3              Any pension payable to the Member or Spouse shall be payable for such period and on such terms as the Trustees think fit (taking into account in their discretion any wishes made known to them by him).

7.4              Any pension payable to a Child of the Member will be payable until the age of 18 but the Trustees may at their discretion pay the pension (a) to a Child after age 18 while he remains in full-time education or training approved by the Trustees or (b) for the lifetime of a Child who was wholly incapacitated at birth or became wholly incapacitated before age 18.

8                 GENERAL PROVISIONS CONCERNING BENEFITS

8.1              The Trustees may deduct from any payment under the Plan any tax for which they may be liable in respect of it.

8.2              Where a beneficiary will or may suffer a Tax Liability in respect of the provision of benefits under, or contributions made to, the Plan the Trustees shall ensure that either:-

(a)              the beneficiary has made acceptable arrangements with the Employer to make provision for payment in respect of his Tax Liability; or

(b)              the beneficiary authorises the Trustees to take such action on behalf of the beneficiary as is necessary to discharge the Tax Liability. If the Trustees make any appropriate withholdings they shall be authorised to remit the beneficiary’s Tax Liability to the Employer within 5 working days following the date on which the Tax Liability arises. Alternatively, and by arrangement with the Employer, the Trustees may account for the said Tax Liability directly to the appropriate authority.

8.3              The Trustees shall, unless and to the extent that the Employer otherwise instructs the Trustees in writing,  debit from a Member’s Account in accordance with Rule 3 an amount equal to any Excess Secondary National Insurance Contributions payable (whether  by the Trustees or otherwise) on the provision of benefits so that as a result of making such debit the benefit then actually provided, together with all Excess Secondary National Insurance Contributions thereon is equal to the value of the Member’s Account (taking account of any assets then remaining in the Member’s Account). The amount debited from the Member’s Account shall be paid by the Trustees to the appropriate authority on behalf of the person who is liable for such contributions. The Trustees shall inform the Employer of any payment it makes to the appropriate authority.

For the purpose of this Rule “Excess Secondary National Insurance Contributions” shall mean the amount by which any secondary National Insurance Contributions payable on the provision of benefits exceeds the amount which is equal to the aggregate of each Employer contribution made to the applicable Member’s Account multiplied by the effective rate of secondary National Insurance applicable at the time the contribution is made.

8.4              If a person attempts to assign or charge any benefit to which he would otherwise be entitled under the Trust Deed and Rules other than with the consent in writing of the Trustees or if any event occurs (including, if this would be the case, on bankruptcy) by which his benefit would become payable in whole or in part to some other person, his entitlement to the benefit shall cease and the Trustees shall instead pay an equivalent benefit either to the person concerned or to his Spouse or Dependants or will divide it between any of them or apply it for their benefit in such manner and in such shares as the Trustees see fit. The Trustees may however transfer or assign part of a Member’s Account to, or for the benefit of, the Member’s Spouse or ex Spouse in connection with any divorce or separation proceedings relating to that Member.

8.5              If the Trustees consider that a beneficiary is suffering from any incapacity (by reason of illness, mental disorder, minority or otherwise) rendering him unable to manage his affairs or give a proper receipt then the Trustees may in their absolute discretion apply any amounts due to him for his benefit or may pay them to some other person or persons to do so and the receipt of the person to whom they pay the benefit will be a complete discharge and the Trustees shall not be liable to see to the application of the sum or sums paid.

8.6              For the purposes of Rules 8.4 and 8.5 above the Trustees shall have power to declare such trusts for the benefit of any such persons as they may think fit with power to appoint separate trustees of such trusts and to include provisions considered appropriate by them for the maintenance and advancement of any minor beneficiaries but without infringing the Perpetuity Period.

8.7              Each Member will provide such evidence of health (including submission to examination by such medical practitioner as the Employer may nominate) age and family circumstances as the Trustees may require.

8.8              Nothing in the Trust Deed or Rules shall in any way restrict the right of an Employer to determine the employment of the Member.

8.9              A pension or allowance will be paid by instalments, as the Trustees decide, in advance or in arrears, at monthly or other regular intervals and with or without addition or deduction for periods of less than a month (or other interval).

8.10            The Trustees may make a payment to the person entitled to it by sending him or her a cheque, by direct credit to his or her bank account or by any other method which the Trustees consider appropriate. The use of any such method is at the risk of the person entitled to the payment.

8.11            If a person dies when payment of a benefit was due to him or her and no grant of representation to that person’s estate has been shown to the Trustees, payment may be made to the widow, widower or any other Dependant of that person.

8.12            Any instalments of a pension and any lump sum benefit will be forfeited if not claimed within 6 years of the date on which payment first became due. The Trustees may, in their discretion, decide that all or part of any instalment or lump sum will be paid to the Member or any of the Member’s Dependants. A pension so payable shall be at a rate not exceeding the rate of the forfeited pension.

9                 DEATH BENEFITS

If and so far as a Member’s Account is not exhausted in providing Relevant Benefits before the death of the Member, the Trustees shall, on the Member’s death, use the remainder of the Member’s Account in providing Relevant Benefits (having regard to any wishes made known by the Member in writing to the Trustees) in one or both of the following forms:-

(a)              a lump sum death benefit to be applied in accordance with Rule 10; or

(b)              a pension or pensions payable to any one or more of the Member’s Spouse and Dependants, on whatever terms the Trustees decide;

and the Trustees will inform any person or persons to whom such benefits become payable of such benefits and the terms of payment.

If the benefit (or part of a benefit) is to be provided in respect of the Member using the proceeds of any contract or policy of insurance effected by the Trustees, the Trustees may delay payment of that benefit (or part) until the Trustees receive the proceeds of the contract or policy.

10               LUMP SUM BENEFITS

A lump sum benefit under the Plan may be paid out by the Trustees or may be secured by the purchase of an insurance policy from an Insurance Company.

The Trustees may pay or apply any lump sum death benefit payable under the Plan to or for the benefit of all or any one or more of the Death Beneficiaries and if more than one in such proportions and in such manner generally as they think fit (subject to the Perpetuity Period) and without prejudice to the generality of the foregoing the Trustees may:-

(a)              direct that all or part of the lump sum will be held by themselves or other trustees on such trusts (including discretionary trusts) and with such powers and provisions (including powers of selection and variation) as the Trustees think fit; or

(b)              pay all or part of the lump sum to the trustees of any other existing trust the trustees of which are resident in any part of the world to be held by such trustees as an accretion to the trust property subject to that trust and as one fund therewith for all purposes.

10.2            If and so far as any lump sum death benefit is not paid or applied under Rule 10.1 above within 2 years after the death of the Member, the Trustees shall pay any lump sum death benefit to the Member’s estate.

11               TRANSFERS OUT OF THE PLAN

11.1            A Member may request the Trustees to transfer the value of his Member’s Account to acquire rights under another retirement benefits scheme that provides Relevant Benefits of which the Member is a member and the trustees or managers of which are able and willing to accept such a transfer payment. If and so far as the Member’s Account is used as described in this Rule the Trustees will be discharged from any obligation to provide benefits for or in respect of the Member under the Plan.

11.2            Unless the Principal Employer consents a transfer payment cannot be paid whilst a Member is in Service or in the same UK tax year as the Member leaves Service.

11.3            A transfer payment must relate to all or an identified portion of the benefits otherwise payable to the Member and will be determined by reference to the Member’s Account. The Trustees are not obliged to enquire into the application of the cash or other assets transferred.

12               TEMPORARY ABSENCE

If a Member is temporarily absent from work:

(a)              for any period if the period of absence is due to illness, maternity, paternity or incapacity; or

(b)              to enable the Member to be seconded to another Employer;

the Member will be regarded as a continuing Member for such period of absence unless the Employer has given notice in writing to the Trustees of its decision to suspend its contributions or make no further contributions to the Plan in respect of the Employee under Clause 16 of the Definitive Trust Deed.

13               CALCULATION OF BENEFITS

13.1            Determination of Value

Unless expressly left to be decided by the Trustees or the Actuary, it is for the Employer, after consulting the Trustees and the Actuary, to decide:

(a)              the value of any pension or other benefit;

(b)              the amount by which a pension or other benefit is to be increased or reduced as required by the Rules; and

(c)              whether a pension or other benefit is equal in value to any other pension or other benefit.

In making such decisions, the Trustees, the Employer and the Actuary may make such assumptions and take account of such matters as they think appropriate.

13.2            Tax

If the Trustees are liable for any tax in respect of any benefit, they may apply part of the benefit in paying the tax (including any interest) or may postpone payment of the benefit until the tax has been paid or provided to their satisfaction.

14               PROVISION OF INFORMATION

14.1            Proof of Entitlement

Before making any payment to a person the Trustees may require proof of entitlement to the payment, and any other information which may be relevant for the purposes of the Plan (including particulars of marriages, deaths and births), and the Trustees may withhold payment pending proof or information satisfactory to the Trustees.

14.2            Insurance Company Requirements

14.2.1         Any benefits secured under a policy shall be subject to any restrictions that the Insurance Company imposes.

14.2.2         Any person entitled to or claiming any benefit under the Rules must produce any evidence or information that the Trustees or the Insurance Company through whom the benefits are secured may require before any benefit is paid. Where evidence is required, it may be required in a written or oral form and may, in particular, involve proof of age and a requirement that the Member will submit to a medical examination. If any such information is mis-stated or if the information is not provided or is unsatisfactory, benefits may be adjusted as the Trustees or such Insurance Company consider appropriate having regard to such mis-statement.

14.2.3         Where a policy has been effected to provide benefits in respect of the Member, the Trustees will comply with any requirements of the Insurance Company in giving notice and exercising any options referred to in the Rules.

14.3            Address for Communication

Each Member must furnish the Employer with his or her private postal address and notify them at once of any change. The Trustees will be deemed to have communicated with the Member if they have sent a letter to his or her Employer. Members shall address all communications in connection with the Plan in writing to the Trustees care of the Employer or as otherwise agreed with the Trustees.

14.4            Overpayment of benefits

If any amount paid to a person exceeds his entitlement, the Trustees may deduct the amount overpaid from any future payments due to that person or to any other person who derives entitlement to benefit through that person. Alternatively, the Trustees may at any time recover the amount overpaid from the person to whom it was paid.

15               REVENUE LIMITS

15.1            Restriction of Benefits

The provisions of this Rule 15 shall apply notwithstanding anything to the contrary in the provisions of the Trust Deed and Rules.

The Trustees shall reduce the benefits payable from the Plan to or in respect of a Member to ensure that such benefits do not exceed the appropriate limits as set out in this Rule 15 or such other limits as apply to UK exempt approved retirement benefits schemes from time to time.

For the purpose of this Rule “Retained Benefits” means pension and the pension equivalent of any lump sum benefits (or any lump sum and the cash equivalent of any pension benefits in the case of death whilst in Service) payable to or in respect of the Member from any retirement benefits scheme (except for any statutory scheme) to which any Employer contributes or has contributed.

15.2            Maximum Benefit on Retirement

Where a Member retires from Service at or after:-

(a)              Normal Retirement Date (see Rule 5.1); or

(b)              Age 50; (see Rule 5.2),

the emerging pension (or the pension equivalent of any lump sum) will not exceed the higher of:-

(i)               3.5% of Final Remuneration for each year of Service (up to a maximum of 70% of Final Remuneration) including the value of Retained Benefits; and

(ii)              1/60th of Final Remuneration for each year of Service (subject to a maximum of 40 years’ Service).

15.3            Maximum Benefit on Leaving Service

Where a Member leaves Service entitled to a deferred benefit in accordance with Rule 6, the deferred pension payable from Normal Retirement Date (or the pension equivalent of any lump sum) will not exceed an amount calculated as in Rule 15.2 based on Service to, and Final Remuneration at, the date of leaving Service and the resulting benefit can be increased in line with the rate specified in Rule 15.5 between the date of leaving Service and the date the benefit comes into payment.

15.4            The Pension Equivalent of a Lump Sum

For the purpose of this Rule 15 it is for the Actuary to calculate the value of the pension equivalent of a lump sum payment and in making his calculation the Actuary shall:-

(a)              use a recognised international actuarial method;

(b)              adopt whatever assumptions he considers reasonable;

(c)              assume that the pension would otherwise carry a 2/3rds survivor’s pension;

(d)              assume that the pension would be guaranteed for 5 years; and

(e)              assume that pensions increase in payment at the rate set out in Rule 15.5 (a).

15.5            Increases to Benefits

Where a pension is in the course of payment or is a deferred pension it can be increased up to either:

(a)              The percentage increase in a published government index of consumer prices or national average earnings appropriate to the currency in which the said pension is denominated from the date the pension commenced or the date of leaving Service (as applicable); or

(b)              A fixed rate not exceeding 3% per annum compound.

15.6            Reduction in Benefits

Where any reduction is required to be made to the value of a Member’s Account in order to comply with the limits of this Rule 15, the value of such reduction shall, with the consent of the Principal Employer, either be:

(a)              held by the Trustees for the general purposes of the Plan; or

(b)              used to augment the Member’s Accounts of one or more of the remaining Members of the Plan if any; or

(c)              used to meet some or all of the expenses of the Plan.